Exhibit 16.1

July 16, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

File Number 0-17015

Dear Sirs/Madams:

We have read Item 4.01 of Independence Tax Credit Plus L.P. IV’s Form 8-K dated July 16, 2012 and we agree with the statements made concerning our firm.

Yours truly,

Friedman LLP